Exhibit 10.49

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

This NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is entered into as of February 23, 2016, among BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Broadwind Services”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Broadwind Towers” and, together with Parent, Brad Foote and Broadwind Services, each a “Borrower” and collectively the “Borrowers”), 1309 South Cicero Avenue, LLC, a Delaware limited liability company (“South Cicero”), 5100 Neville Road, LLC, a Delaware limited liability company (“Neville” and, together with South Cicero, each a “Guarantor” and collectively the “Guarantors”), and ALOSTAR BANK OF COMMERCE, a state banking institution incorporated or otherwise organized under the laws of the State of Alabama (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender are parties to that certain Loan and Security Agreement dated August 23, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which the Lender has agreed to make the Commitments available to the Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Borrowers have requested that the Lender (a) waive for the nine consecutive calendar month period ending December 31, 2015, the requirement that the Borrowers achieve EBITDA of $2,400,000 (the “December 2015 Covenant”)  and  (b) agree to amend certain terms and conditions of the Loan Agreement; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender is willing to (a) waive the December 2015 Covenant and (b) amend the Loan Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to the Loan Agreement.  Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, the Loan Agreement is hereby amended as follows:

1.1.Section 1.1 (Defined Terms) of the Loan Agreement is hereby amended by replacing the defined term “Inventory Formula Amount” with the following:

““Inventory Formula Amount”  means, on any date of determination thereof, the lesser of (a) an amount equal to the percentage set forth in Item 6(b) of the Terms Schedule of the Value or NOLV (as applicable under Item 6 of the Terms Schedule) of Eligible Inventory on such date and (b) the Accounts Formula Amount on such date.”

1.2.Item 3 (Additional Specified Availability Reserves) of the Terms Schedule is hereby amended and restated in its entirety as follows:

“Additional Specified Availability Reserves:

Dilution Reserve

At the sole discretion of Lender, a reserve in an amount equal to the outstanding principal amount of the Term Loan”

1.3.Item 7 (Maximum Revolver Facility Amount) of the Terms Schedule is hereby amended by replacing the amount “$15,000,000” with the amount “$10,000,000”.

1.4.Clause  (a) of Item 8 (Interest Rates) of the Terms Schedule is hereby amended and restated in its entirety as follows:

“(a) The Applicable Variable Rate shall be the Daily LIBOR Rate in effect from time to time.

“Daily LIBOR Rate” means, on any day, the greater of (a) the LIBOR Rate as shown in The Wall Street Journal on such day for United States dollar deposits for the one monthly delivery of funds in amounts approximately equal to the principal amount of the Loan for which such rate is being determined or, if such day is not a Business Day, on the immediately preceding Business Day, and (b) 1.00%. If The Wall Street Journal for any reason ceases to publish a LIBOR Rate, then the Daily LIBOR Rate shall be as published from time to time in any other publication or reference source designated by Lender in its discretion. The Daily LIBOR Rate is a reference rate and does not necessarily represent the best or lowest rate charged by Lender.

1.5.Item 12 (Term) of the Terms Schedule is hereby amended by replacing the date “August 31, 2016” with the date “February 28, 2017”.

1.6.Clause (a) of Item 16 (Financial Covenants) of the Terms Schedule is hereby amended and restated in its entirety as follows:

“(a)Fixed Charge Coverage Ratio.  At the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2016, Parent shall have a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0 for (i) the six consecutive calendar month period ending June 30, 2016, (ii) the nine consecutive calendar month period ending September 30, 2016 and (iii) the twelve consecutive calendar month period ending December 31, 2016 and the twelve consecutive calendar month period ending each fiscal quarter end thereafter.”

1.7.Clause (b) of Item 16 (Financial Covenants) of the Terms Schedule is hereby amended and restated in its entirety as follows:

“(b)Minimum Monthly EBITDA. Parent shall achieve EBITDA of at least (i) $900,000 during the three consecutive calendar month period ending March 31, 2016, (ii) $3,375,000 during the six consecutive calendar month period ending June 30, 2016, (iii) $6,100,000 during the nine consecutive calendar month period ending  September 30, 2016 and (iv) $6,700,000 during the twelve consecutive month period ending December 31, 2016 and during each subsequent twelve consecutive calendar month period ending each fiscal quarter end thereafter.”

1.8.Clause (c) of Item 16 (Financial Covenants) of the Terms Schedule is hereby amended and restated in its entirety as follows:

“(c)Capital Expenditures.  Parent and its Subsidiaries shall not during any Fiscal Year make Capital Expenditures in an amount exceeding $5,000,000.”

1.9.Item 16 (Financial Covenants) of the Terms Schedule is hereby further amended by adding the following new clause (d) at the end thereof:

“(d) Minimum Liquidity. Parent and its Subsidiaries shall have Availability plus cash maintained in Deposit Accounts that are subject to a Deposit Account Control Agreement greater than or equal to $3,500,000 at all times.”

2.Waiver.  Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents, the Lender hereby waives the December 2015 Covenant and such waiver shall be deemed effective as of December 31, 2015.

3.No Other Amendments.  Except as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.  Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder.  This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with the Lender at variance with the Loan Agreement or the other Loan Documents such as to require further notice by the Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein.  Each Borrower and each Guarantor acknowledges and expressly agrees that the Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents, as amended herein.  No Borrower or Guarantor has knowledge of any challenge to the Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

4.Conditions Precedent to Effectiveness.  The Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent in a manner acceptable to the Lender in its sole and absolute discretion:

4.1.the Lender shall have received this Amendment, duly executed by each Borrower and each Guarantor, and the same shall be in full force and effect;

4.2.the Lender shall have received an amendment fee equal to $100,000; and

4.3.after giving effect to the waiver set forth herein, no Default or Event of Default shall exist under the Loan Agreement or the other Loan Documents.

5.Conditions Subsequent.  The obligation of the Lender to make Loans is subject to the Lender’s receipt, on or before March 31, 2016, of an updated Inventory appraisal, which such appraisal shall be reasonably satisfactory to the Lender. The failure by the Borrowers to satisfy such condition shall constitute an Event of Default.

6.Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

7.Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

8.Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

9.GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

10.Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	BROADWIND ENERGY, INC.
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Interim President and CEO

BRAD FOOTE GEAR WORKS, INC.
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

BROADWIND SERVICES, LLC
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

BROADWIND TOWERS, INC.
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

GUARANTORS:	1309 SOUTH CICERO AVENUE, LLC
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

5100 NEVILLE ROAD, LLC
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

LENDER:	ALOSTAR BANK OF COMMERCE
	By:	/s/ Megan E. Enlow
	Name:	Megan E. Enlow
	Title:	Director